UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2026
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
200 E. Randolph Street, Suite 3300, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	KMPR	NYSE
5.875% Fixed-Rate Reset Junior Subordinated Debentures due 2062	KMPB	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of
the Exchange Act.    ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On May 21, 2026, the Board of Directors (the “Board”) of Kemper Corporation (the “Company”) appointed Stephen J. McAnena as the Company’s President and Chief Executive Officer and as a member of the Board, in each case, effective June 1, 2026 (the “Effective Date”). The Company’s Interim Chief Executive Officer, C. Thomas Evans, Jr., will return to his role as the Company’s Executive Vice President, Secretary, and General Counsel.

Mr. McAnena, 54, previously served as an Executive Advisor with MediaAlpha, Inc., a customer acquisition platform for insurance carriers, since March 2026, and as Executive Vice President and Chief Operating Officer at Horace Mann Educators Corporation, an insurance holding company, from May 2023 to March 1, 2026. Prior to joining Horace Mann, Mr. McAnena served as President, Personal Lines of Farmers Insurance, an insurance company, from February 2022 to May 2023 and President, Distribution, Life & Financial Services of Farmers Insurance from July 2019 to February 2022.

There are no arrangements or understandings between Mr. McAnena and any other persons pursuant to which he was selected as an officer or director of the Company. There are also no family relationships between Mr. McAnena and any director or executive officer of the Company, and Mr. McAnena does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. McAnena’s appointment as the Company’s President and Chief Executive Officer, he and the Company entered into an offer letter, pursuant to which Mr. McAnena is entitled to the following: (i) an annual base salary of $1,000,000; (ii) a target bonus opportunity equal to 150% of his annual base salary; (iii) a cash sign-on bonus of $150,000; (iv) reimbursement of up to $15,000 in attorneys’ fees incurred in connection with the review and negotiation of his offer letter; and (v) as a material inducement for Mr. McAnena to accept employment with the Company, equity awards with an aggregate target grant date value of $3,500,000, delivered 60% in the form of performance share units (“PSUs”), 20% in the form of restricted stock units (“RSUs”) and 20% in the form of stock options. The PSUs will vest over the 2026-2028 performance period, with the same metrics and vesting terms applicable to the 2026 PSU grants to the Company’s other executive officers, and the RSUs and stock options will each vest in three equal installments on the first three anniversaries of the grant date, subject to Mr. McAnena’s continued service through each vesting date. Mr. McAnena will also participate in the Company’s Executive Severance Plan (as described below) and will enter into a change in control severance agreement consistent with the Company’s form of change in control severance agreement, as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2026 (the “2026 Proxy Statement”).

Appointment of New Director

On May 21, 2026, the Board elected Tony DeSantis to the Board to serve as a non-employee director, effective as of the Effective Date. The Board (i) determined that Mr. DeSantis qualifies (a) as an “independent director” pursuant to the rules of the New York Stock Exchange, and (b) as an “audit committee financial expert” pursuant to the rules of the SEC; and (ii) has appointed Mr. DeSantis as a member of the Audit and Risk Committees of the Board.

Mr. DeSantis will be entitled to participate in the Company’s non-employee director compensation program, as described in the Director Compensation section of the 2026 Proxy Statement.

There are no arrangements or understandings with Mr. DeSantis pursuant to which he was selected as a director of the Company. There are also no family relationships between Mr. DeSantis and any director or executive officer of the Company, and Mr. DeSantis does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. DeSantis’s election to the Board and the appointment of Mr. McAnena as the Company’s President and Chief Executive Officer is attached as Exhibit 99.1.

Executive Severance Plan

On May 21, 2026, the Human Resources and Compensation Committee of the Board adopted the Kemper Corporation Executive Severance Plan (the “Severance Plan”), effective as of the Effective Date. The Severance Plan will provide severance benefits to certain key management employees of the Company and its affiliates. Participants in the Severance Plan will consist of individuals who (i) are classified as employees of the Company or its affiliates, and (ii) are elected or appointed to the position of Chief Executive Officer or Executive Vice President of the Company as of or following the Effective Date, or who are selected as participants by the Human Resources and Compensation Committee of the Board (including Mr. McAnena and each currently employed named executive officer of the Company).

Under the Severance Plan, upon (a) a termination of employment which does not result from a participant’s resignation, death, “Cause,” or “Disability” (each as defined in the Severance Plan) or (b) a participant’s resignation that constitutes a “Good Reason Termination” (as defined in the Severance Plan), then, subject to such participant’s execution of a general release of claims in favor of the Company (a “Release”), such participant will be entitled to receive: (i) a lump sum cash payment in an amount equal to 18 months (24 months with respect to Mr. McAnena) of the participant’s base salary; (ii) any earned but unpaid annual bonus under the Company’s short-term incentive plan for the year ending immediately prior to the termination date; (iii) a prorated target annual bonus under the Company’s short-term incentive plan for the year of termination; (iv) if the participant was participating in the Company’s or an affiliate’s group health plan immediately prior to the termination date and elects COBRA health continuation, continued health coverage at active employee rates for up to 18 months (24 months with respect to Mr. McAnena); and (v) outplacement services for up to six months.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press release of the Registrant dated May 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	May 27, 2026	/s/ Baird Allis
Baird Allis
Assistant Secretary